Exhibit 4.2-A






        ================================================================




                        HOUSTON LIGHTING & POWER COMPANY

                                       to

                        THE BANK OF NEW YORK, as Trustee



                           --------------------------

                         SUPPLEMENTAL INDENTURE No. [ ]

                         Dated as of _________ __, 1997

                           --------------------------



            ____% Junior Subordinated Deferrable Interest Debentures
                                   Series __
                              $__________________




                             [CAPITAL SECURITIES]
        ================================================================

                        HOUSTON LIGHTING & POWER COMPANY

                         SUPPLEMENTAL INDENTURE No. [ ]

                               $_________________

            ____% Junior Subordinated Deferrable Interest Debentures
                                   Series __


          SUPPLEMENTAL INDENTURE No. __, dated as of ________ __, 1997, between HOUSTON LIGHTING & POWER COMPANY, a Texas corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").


                                    Recitals
                                    --------

          The Company has heretofore executed and delivered to the Trustee a Junior Subordinated Indenture, dated as of ______________ __, 1997 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities.

          Section 3.1 of the Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in an indenture supplemental to the Indenture.

          Section 9.1(3) of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Section 2.1 or 3.1 of the Indenture.

          For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of such series, as follows:

                                   ARTICLE 1

                       Relation to Indenture; Definitions

          Section 1.1. This Supplemental Indenture No. [ ] constitutes an integral part of the Indenture.

          Section 1.2.  For all purposes of this Supplemental Indenture No. [ ]:

          (1) Capitalized terms used herein shall have the meanings specified herein or in the Indenture or in the

     Amended and Restated Trust Agreement, dated as of ___________ __, 1997, among the Company, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein, as the case may be.

          (2) "Securities Trust" means HL&P Capital Trust [ ], a statutory business trust formed by the Company under Delaware law to issue Preference Securities, the proceeds of which will be used to purchase the Securities.

          (3) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. [ ]; and

          (4) The terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture No. [ ].

                                   ARTICLE 2

                            The Series of Securities

          Section 2.1.   Title of the Securities.  There shall be a series of
                         -----------------------
Securities designated the "____% Junior Subordinated Deferrable Interest Debentures, Series __" (the "Series __ Securities").

          Section 2.2.   Limitation on Aggregate Principal Amount; Date of
                         -------------------------------------------------
Series __ Securities.  The aggregate principal amount of the Series __
--------------------
Securities shall be limited to $____________; provided, however, that the
                                              --------  -------
authorized aggregate principal amount of the Series __ Securities may be increased above such amount by a Board Resolution to such effect. Each Series
__ Security shall be dated the date of its authentication.

          Section 2.3.   Stated Maturity.  The Stated Maturity of the Series __
                         ---------------
Securities shall be ____________; _____; provided, if a Tax Event occurs, then
                                         --------
the Company will have the right (a) prior to the dissolution of the Securities Trust, to advance the Stated Maturity of the Series __ Securities to the minimum extent required, but not less than 19 and one-half years from the date of the Original Issue Date, or (b) to dissolve the Securities Trust (if not previously dissolved) and advance the Stated Maturity of the Series __ Securities to the minimum extent required, but not less than 19 and one-half years from the date of the Original Issue Date, in each case such that in the opinion of counsel to the Company, after advancing the Stated Maturity, interest paid on the Series __ Securities will be deductible for federal income tax purposes.

          Section 2.4.   Interest and Interest Rates.  The rate of interest on
                         ---------------------------
each Series __ Security shall be ____% per annum, accruing from _____________ __, 199__ and, subject to Section 2.5, interest shall be payable, semi-annually in arrears, on __________ 1 and __________ 1 of each year (each such date, an "Interest Payment Date"), commencing __________, 199__. The rate of any Additional Interest that shall accrue on each Series __ Security shall be at the same rate per annum as the interest rate on such Series __ Security. The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the number of days elapsed in a partial month. In the event that any date on which interest is payable on a Series __ Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Series __ Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment. In the event interest payable on any Series __ Security is not punctually paid or duly provided for on any Interest Payment Date, such interest shall forthwith cease to be payable to the Holder on the applicable Regular Record Date and shall either (i) be paid to the Person in whose name such Series __ Security (or one or more Predecessor Securities) is registered at the close of business on the Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Series __ Securities not less than 10 days prior to such Special Record Date, or (ii) be paid to the Holder at such time in such lawful manner not inconsistent with the requirements of any securities exchange, the Nasdaq National Market or other applicable interdealer quotation system or self-regulatory organization on which the Series __ Securities may be listed, and upon such notice as may be required by such exchange or other self-regulatory organization, all as more fully provided in the Indenture.

          Section 2.5.  Extension of Interest Payment Period.  (a)  So long as
                        ------------------------------------
no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Series __ Securities, from time to time, to defer the payment of interest on the Series __ Securities for up to 10 consecutive semi-annual periods with respect to each, during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date; provided however that no Extension Period may extend beyond the Stated Maturity of the Series __ Securities. At the end of any such Extension Period the Company shall pay all interest then accrued and unpaid on the Securities (together with Additional Interest thereon, if any, to the extent permitted by applicable law), provided,
                                                                      --------
that during any such Extension Period, the Company will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal or of interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu
                                                                  ---- -----
with or junior in interest to the Series __ Securities or make any guarantee payments with respect to any guarantee by the Company or the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior
                                                      ---- -----
in interest to the Securities (other than (a) dividends or distributions in capital stock of the Company, (b) any declaration of a dividend under a Rights Plan or in connection with the implementation of a Rights Plan, the issuance of capital stock of the Company under a Rights Plan or the redemption or repurchase of any such rights distributed pursuant to a Rights Plan, (c) payments under the HL&P Guarantee and (d) purchases of Common Stock or rights related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees, related to the issuance of Common Stock or rights under a dividend reinvestment and stock purchase plan or related to the issuance of Common Stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest on the Series __ Securities, provided that no Extension
                                                 --------
Period shall exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Series __ Securities. Upon termination of any such Extension Period and upon the payment of all accrued and unpaid, including Additional Interest, if any, then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Property Trustee, the Administrative Trustees and the

Trustee notice of its election to begin any such Extension Period at least one Business Day prior to the earliest of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period, (ii) the date the Administrative Trustees are required to give notice to any securities exchange, the Nasdaq National Market or other applicable stock exchange or automated quotation system or to holders of such Capital Securities of the record date for such Distributions or (iii) the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Trustee shall promptly give notice of the Company's election to begin any such Extension Period to the holders of the outstanding Capital Securities.

          Section 2.6.   Place of Payment.  The Place of Payment where the
                         ----------------
Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Series __ Securities and the Indenture may be served shall be the Corporate Trust Office of the Trustee.

          Section 2.7.   Redemption.  The Company has the right to redeem the
                         ----------
Series __ Securities (i) on or after         __, 20__, in whole at any time or
in part from time to time, or (ii) prior to _______ 1, 20__, in whole (but not in part) within 90 days following the occurrence of a Special Event, in each case subject to the provisions of Article XI of the Indenture.

          The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices expressed in percentages of the principal amount hereof, plus accrued and unpaid interest, including Additional Interest, if any, to the Redemption Date. If redeemed during the 12 month period
beginning         1:

     Year           Percentage
     ----           ----------



and at 100% on or after _______ 1, 20__.

          The Redemption Price, in the case of a redemption following a Special Event as described under (ii) above, shall equal the Make-Whole Amount plus accrued and unpaid interest, including Additional Interest, if any, to the Redemption Date. The "Make-Whole Amount" shall be equal to the greater of (i) 100% of the principal amount of the Series Securities or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the

Redemption Price with respect to an optional redemption of such Series __ Security on _______ __, 20__, together with scheduled payments of interest from the Redemption Date to _______ __, 20__ (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below).

          "Adjusted Treasury Rate" means with respect to any Redemption Date, the Treasury Rate (as defined below) plus (i) __________ if such Redemption Date occurs on or before ____________________ or (ii) _________ if such Redemption Date occurs after ____________, ____.

          "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

          "Comparable Treasury Issue" means, with respect to any Redemption Date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after _______ __, 20__, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

          "Comparable Treasury Price" means (i) the average of five Reference Treasury Dealer Quotations (as defined below) for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

          "Quotation Agent" means Goldman, Sachs & Co. and its successors;

provided, however, that if the foregoing shall cease to be a primary U.S.
--------  -------
Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

          "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Company.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

          Section 2.8.   Distribution of Series __ Securities. At any time, the
                         ----------------------
Company may terminate the Securities Trust and cause the Series __ Securities to be distributed to Holders of the Trust Securities in liquidation of the Securities Trust.

          Section 2.9.   Denomination.  The Series __ Securities shall be in
                         ------------
registered form without coupons and shall be issuable in denominations of $1,000 and integral multiples thereof.

          Section 2.10.  Currency.  Principal and interest on the Series __
                         --------
Securities shall be payable in Dollars.

          Section 2.11.  Form of Securities.  The Series __ Securities shall be
                         ------------------
substantially in the form attached as Exhibit A hereto.

          Section 2.12.  Securities Registrar and Paying Agent.  The Trustee
                         -------------------------------------
shall initially serve as Series __ Securities Registrar and Paying Agent.

          Section 2.13.  Sinking Fund Obligations.  The Company has no
                         ------------------------
obligation to redeem or purchase any Securities pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

                                   ARTICLE 3

                            Miscellaneous Provisions

          Section 3.1. The Indenture, as supplemented and amended by this Supplemental Indenture No. [ ], is in all respects hereby adopted, ratified and confirmed.

          Section 3.2. This Supplemental Indenture No. [ ] may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          SECTION 3.3. THIS SUPPLEMENTAL INDENTURE NO. [ ] AND EACH SERIES __ SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.

                                        HOUSTON LIGHTING & POWER COMPANY



                                        By:  ______________________________
                                             Name:
                                             Title:



Attest:  ______________________________



                                        THE BANK OF NEW YORK,
                                        as Trustee



                                        By:  ______________________________
                                             Name:
                                             Title:

                                                                       Exhibit A
                                                                       ---------


                           [FORM OF FACE OF SECURITY]


          IF THE SECURITY IS TO BE A GLOBAL SECURITY - This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

          Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to Houston Lighting & Power Company or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                        HOUSTON LIGHTING & POWER COMPANY

            ____% Junior Subordinated Deferrable Interest Debentures
                                   Series __


No.  _______________                                             $_____________

                                                                 CUSIP ________


          HOUSTON LIGHTING & POWER COMPANY, a corporation organized and existing under the laws of Texas (hereinafter called the "Company"), which term includes
                                                 -------
any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________, or registered assigns, the principal sum of _____________ Dollars on __________, _______; provided, if
                                                                   --------
a Tax Event occurs, then the Company will have the right (a) prior to the dissolution of the Securities Trust, to advance the

Stated Maturity of the Securities to the minimum extent required, but not less than 19 and one-half years from the date of Original Issue Date, or (b) to dissolve the Securities Trust (if not previously dissolved) and advance the Stated Maturity of the Securities to the minimum extent required, but not less than 19 and one-half years from the date of Original Issue Date, in each case such that in the opinion of counsel to the Company, after advancing the maturity date, interest paid on the Securities will be deductible for federal income tax purposes. The Company further promises to pay interest on said principal sum from ____________ __, 199_ or from the most recent interest payment date (each such date, an "Interest Payment Date") on which interest has been paid or duly
               ---------------------
provided for, semi-annually (subject to deferral as set forth herein) in arrears on _______ 1 and _______ 1 of each year, commencing ___________, 199__, at the rate of ____% per annum, until the principal hereof shall have become due and payable, plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of ____% per annum, compounded semi-annually. The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than (i) a
                       ------------
Saturday or Sunday, (ii) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or
(iii) a day on which the Corporate Trust Office of the Trustee or with respect to the Securities of this series initially issued to any HL&P Trust the principal office of the Property Trustee under the Trust Agreement is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, the Nasdaq National Market or other applicable interdealer quotation system or self-regulatory organization on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or other self-regulatory organization, all as more fully provided in said Indenture.

          So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Security, from time to time, to defer the payment of interest on such Security for up to 10 consecutive semi-annual periods with respect to each deferral period (each an

"Extension Period"); provided, however that no Extension Period may extend the
-----------------
Stated Maturity of the Security. During such Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law); provided that during any such Extension Period,
                              --------
the Company will not, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal or of interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to this Security or make
                  ---- -----
any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu
                                                                    ---- -----
with or junior in interest to the Securities (other than (a) dividends or distributions in Capital Stock of the Company, (b) any declaration of a dividend under a Rights Plan or in connection with the implementation of a Rights Plan, the issuance of capital stock of the Company under a Rights Plan or the redemption or repurchase of any such rights distributed pursuant to a Rights Plan, (c) payments under any HL&P Guarantee and (d) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees, related to the issuance of Common Stock or rights under a dividend reinvestment and stock purchase plan or related to the issuance of Common Stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period).
Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period shall
                                    --------
exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of this Security. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Property Trustee, the Administrative Trustees and the Trustee notice of its election to begin an Extension Period at least one Business Day prior to the earliest of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period, (ii) the date the Administrative Trustees are required to give notice to any securities exchange, the Nasdaq National Market or other applicable stock exchange or automated quotation system or self-regulatory organization or to holders of such Capital Securities of the record date for such Distributions or (iii) the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that except in the case of a Glodal Security
               --------  -------
at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing by the Person entitled thereto as specified in the Securities Register.

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payments to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether not outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                         HOUSTON LIGHTING & POWER COMPANY



                         By:
                            ------------------------------
                              Authorized Officer


Attest:


------------------------------
[Secretary]


Dated:


          This is one of the Securities referred to in the within mentioned Indenture.

                         THE BANK OF NEW YORK,
                         as Trustee



                         By:
                             -----------------------------------
                              Authorized Signatory

                         [FORM OF REVERSE OF SECURITY]


          This Security is one of a duly authorized issue of securities of the Company (hereinafter called the "Securities"), issued and to be issued in one or
                                 ----------
more series under a Junior Subordinated Indenture, dated as of _________ __, 1997 (herein called the "Indenture"), between the Company and The Bank of New
                         ---------
York, as Trustee (herein called the "Trustee", which term includes any successor
                                     -------
trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $__________________.

          All terms used in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of ___________ __, 199__ (the "Trust Agreement"), for the Securities Trust among Houston Lighting & Power
      ---------------
Company, as Depositor, and the Trustees named therein, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

          The Company has the right to redeem this Security (i) on or after ____________ __, 20__, in whole at any time or in part from time to time, or
(ii) prior to ___________ 1, 20__, in whole (but not in part) within 90 days following the occurrence of a Special Event, in each case subject to the provisions of Article XI of the Indenture.

          The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices expressed in percentages of the principal amount hereof, plus accrued and unpaid interest, including Additional Interest, if any, to the Redemption Date. If redeemed during the 12 month period beginning _________ 1:

     Year           Percentage
     ----           ----------



and at 100% on or after ____________ 1, 20__.

          The Redemption Price, in the case of a redemption following a Special Event, as described under (ii) above, shall equal the Make-Whole Amount plus accrued and unpaid interest, including Additional Interest, if any, to the Redemption Date. The "Make-Whole Amount" shall be equal to the greater of (i) 100% of the principal amount hereof or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption hereof on _______ __, 20__, together with scheduled payments of interest from the Redemption Date to _______ __, 20__ (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate (as defined below).

          "Adjusted Treasury Rate" means with respect to any Redemption Date, the Treasury Rate (as defined below) plus (i) ______ if such Redemption Date occurs on or before ___________________ or (ii) _____ if such Redemption Date occurs after ____________________.

          "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

          "Comparable Treasury Issue" means, with respect to any Redemption Date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after _______ __, 20__, the two most closely corresponding United

States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

          "Comparable Treasury Price" means (i) the average of five Reference Treasury Dealer Quotations (as defined below) for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

          "Quotation Agent" means Goldman, Sachs & Co. and their successors; provided however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

          "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Company.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

          Each Security of this series that shall be subject to a partial redemption shall be redeemable only in the amount of $1000 or, in the case the Securities of this Series are issued to the Securities Trust, $1000, or integral multiples thereof.

          In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of
                                                  --------
the Securities of a series issued to the Securities Trust, if, upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series fail to declare the principal amount (or, if the Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the corresponding series of Capital Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration such principal amount (or specified amount) of and the accrued interest (including any Additional Interest) on all the Securities of such series shall become immediately due and payable, provided that the payment of principal and interest (including any
         --------

Additional Interest) on such Securities shall remain subordinated to the extent provided in Article Thirteen of the Indenture.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.
As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of such series of a different authorized denomination, as requested by the Holder surrendering the same.

          The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.

          THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                                     A-11